Exhibit 99.1

TranSwitch Corporation Provides Update on Q3 2010
Business Outlook

SHELTON, CT – September 29, 2010 ─ TranSwitch Corporation (NASDAQ: TXCC ), a leading provider of semiconductor solutions for the converging IP-based voice and video network, today announced an update to its business outlook for the third quarter of 2010.  The Company now expects revenues for the third quarter ending September 30, 2010 to be approximately $12.8 million due to a softening in demand.  The Company’s previous outlook for third quarter revenues announced on July 29, 2010 was for revenues between $13.5 million and $14.5 million.  The Company continues to expect its non-GAAP gross margin to be approximately 53%.  Non-GAAP operating expenses in the third quarter of 2010 are expected to be approximately $6.8 million, down from the prior outlook of approximately $7.1 million.  Non-GAAP operating income for the third quarter is expected to be approximately break-even.

TranSwitch is scheduled to release its earnings results for the third quarter of 2010 on Thursday, October 28, 2010.  A conference call will be held at 5:30 PM Eastern Time that day to review the quarterly results and provide an outlook for the fourth quarter of 2010.

To listen to the live call, investors can dial 719-325-4748 and reference confirmation code: 1558041.  The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through November 7, 2010.  To access the replay, dial 719-457-0820 and enter confirmation code: 1558041.  Investors can also access an audio webcast via www.investorcalendar.com by clicking on the TranSwitch Corporation conference call link.  This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results ,involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP.  Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.transwitch.com or the SEC’s website at: http://www.sec.gov

The non-GAAP measures used in this press release differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits and gain on extinguishment of debt. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

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The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits and gain on extinguishment of debt provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:
Robert Bosi	Ted Chung
Vice President and Chief Financial Officer	Vice President Business Development
TranSwitch Corporation	TranSwitch Corporation
Phone: 203/929-8810 ext.2465	Phone: 203/929-8810 ext.2004
Fax: 203/926-9453	Fax: 203/926-9453
robert.bosi@transwitch.com	tchung@transwitch.com